Exhibit 99.1

Thomas Properties Group, Inc.
Supplemental Financial Information
For the Quarter Ended December 31, 2011

Thomas Properties Group, Inc.
Supplemental Financial Information
For the Quarter Ended December 31, 2011
This supplemental financial information, together with other statements and information publicly disseminated by Thomas Properties Group, Inc., contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events. Such statements are also based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Management does not undertake any obligation to update information provided in forward-looking statements other than regularly scheduled releases of information. A discussion of some of the factors that may affect our future results is set forth under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

Thomas Properties Group, Inc.
Supplemental Financial Information
COMPANY BACKGROUND
Thomas Properties Group, Inc. (“TPGI”) is a full-service real estate operating company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential properties on a nationwide basis. Our company’s primary areas of focus are the acquisition and ownership of interests in premier properties, property development and redevelopment, and investment and property management activities.
Our Property Portfolio
Our properties are located in Southern California and Sacramento, California; Philadelphia, Pennsylvania; Northern Virginia; Houston, Texas; and Austin, Texas. As of December 31, 2011, we own interests in and asset manage 22 operating properties with 11.8 million rentable square feet and provide leasing, asset and/or property management services on behalf of third parties for an additional five operating properties with 2.7 million rentable square feet.
Our Investment Management Platform
Our sponsorship of partnerships and joint ventures provides us with additional institutional capital for investment as well as the opportunity to earn fees for asset management, property management, leasing and other services, as well as possible carried interest or promote fees.
TPG/CalSTRS, LLC (“TPG/CalSTRS”) is a value-add/core-plus joint venture with the California State Teachers’ Retirement System (“CalSTRS”), which has total capital commitments of $511.7 million of which $24.9 million and $13.9 million is currently unfunded by CalSTRS and us, respectively. This joint venture, in which our operating partnership, Thomas Properties Group, L.P. (“TPG”), is the managing member, owns seven office properties as of December 31, 2011. The joint venture also holds a 25% interest in a separate joint venture which owns an additional ten office properties in Austin, Texas.
Estimated Net Asset Value Workbook (NAV Workbook)
Along with this Supplemental Financial Information, we are making available an NAV Workbook to facilitate the calculation of an estimated Net Asset Value ("NAV") per share for TPGI. The NAV Workbook (in the form of a Microsoft Excel file) can be found on our website, www.tpgre.com, in the Supplemental Financial Information section of the Investor Relations tab. The NAV Workbook presents information from this Supplemental Financial Information, and allows the insertion of capitalization rates and multiples which are used to calculate an estimated NAV for specific portion of our business. These calculations are then summarized in the NAV Workbook to show the resulting NAV per share as of December 31, 2011.
Current Events
Dispositions:
In October 2011, we completed the sale of a 2.2 acre land parcel at Campus El Segundo. We received proceeds from this transaction of $2.9 million, after closing costs and a $1.3 million paydown of the mortgage loan secured by this property. We recorded a gain on sale of $1.3 million.
In November 2011, we completed the sale of 2500 CityWest Boulevard and two adjacent land parcels in Houston, Texas, each a TPG/CalSTRS joint venture property. TPG/CalSTRS received proceeds from this transaction of $61.3 million, after closing costs and assumption of mortgage debt, of which TPG's share was $15.3 million. TPG/CalSTRS recorded a gain on sale of $49.7 million, of which TPG's share was $12.4 million.
In December 2011, we completed the sale of Centerpointe I & II in Fairfax, Virginia, a TPG/CalSTRS joint venture property. TPG/CalSTRS received proceeds from this transaction of $54.4 million, after closing costs and repayment of mortgage debt, of which TPG's share was $5.8 million. TPG/CalSTRS recorded a gain on sale of $21.0 million, of which TPG's share was $5.3 million.
On October 26, 2011, a foreclosure sale occurred whereby TPG/CalSTRS was relieved of the obligation to pay the remaining debt and is no longer the owner of Oak Hill Plaza, Walnut Hill Plaza and Four Falls Corporate Center. TPG/CalSTRS recognized a $28.7 million gain upon disposition of these properties, of which TPG's share was $7.2 million.

Thomas Properties Group, Inc.
Supplemental Financial Information
COMPANY BACKGROUND - CONTINUED
MetroStudios@Lankershim Development:
During the fourth quarter, we received a breakup fee of $9.0 million in connection with the termination of the MetroStudios@Lankershim development project. We recorded an $8.0 million impairment charge representing the balance of the capitalized expenditures for the project.
Impairment:
Fair Oaks Plaza and Reflections II, each a TPG/CalSTRS joint venture property, recorded an impairment charge of $6.2 million and $6.4 million, respectively, to reduce the book value of the property to the estimated fair value. TPG's share of each impairment was $1.6 million.
Subsequent Events:
In January 2012, we completed the sale of Brookhollow Central I, II and III in Houston, Texas, a TPG/CalSTRS joint venture property. TPG/CalSTRS received proceeds from this transaction of $30.6 million, after closing costs and repayment of mortgage debt, of which TPG's share was $7.7 million. During the fourth quarter of 2011, TPG/CalSTRS recorded a $7.8 million impairment charge to reduce the book value of the property to the net sales proceeds. TPG's share of the impairment was $2.0 million.
In January 2012, we completed the sale of a 4,800 square foot retail building at Four Points Centre in Austin, Texas. TPG received proceeds from this transaction of $1.1 million, after closing costs.

Thomas Properties Group, Inc.
Supplemental Financial Information
OPERATING AND FINANCIAL INFORMATION
Financial Measures
This supplemental financial information includes certain financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) under the full consolidation accounting method, and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). We believe the financial measures presented under the pro-rata consolidation method provide supplemental information helpful to an understanding of our results of operations and financial condition. Along with net income, we use three additional measures; Earnings before Depreciation, Amortization and Taxes (“EBDT”), After Tax Cash Flow (“ATCF”) and Same Property Net Operating Income ("Same Property NOI"), to report operating results. EBDT, ATCF and Same Property NOI are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results by providing useful supplemental data regarding the underlying economics of our business operations because operating results presented under GAAP may include items that are nonrecurring or not necessarily relevant to ongoing operations, or are difficult to forecast for future periods. Management uses these non-GAAP financial measures to review our company’s operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Our investors can also use these non-GAAP financial measures as supplementary information to evaluate operating performance. Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect our operations, and accordingly should always be considered as supplemental to our financial results presented in accordance with GAAP.
Pro-Rata Consolidated Statements of Operations and Pro-Rata Consolidated Balance Sheets
Included are pro-rata consolidated statements of operations, as well as pro-rata consolidated balance sheets, because we believe this information is useful to investors as this method reflects the manner in which we operate our business, and provides more detailed information regarding the operations of the unconsolidated investments. We have made investments in which our economic ownership is less than 100% as a means of procuring additional investment opportunities and sharing risk. A significant amount of our business activity has been conducted through our unconsolidated investments. Under GAAP, these investments are not consolidated in our financial statements. Under the pro-rata consolidation method, we present the results of our investments proportionate to our share of ownership. Our management considers the performance of our unconsolidated investments both individually and as a contributing factor to our operating performance for purposes of financial planning and making operating decisions. We believe this presentation of the performance of our unconsolidated investments is helpful to investors in understanding and evaluating our current operating performance as well as for purposes of period-to-period comparisons. We provide reconciliations from the full consolidation method to the pro-rata consolidation method on pages 8 - 10 of this supplemental financial information.
Earnings Before Depreciation, Amortization and Taxes (EBDT) and After Tax Cash Flow (ATCF) and Same Property Net Operating Income (Same Property NOI)
EBDT, ATCF and Same Property NOI are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. We present these financial measures under the pro-rata consolidation method to provide supplemental information helpful to an understanding of our results of operations. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results. EBDT and ATCF reflect operating performance measurements for our company that assist management in evaluating trends for comparative and planning purposes. Same Property NOI is considered to be an indicator of the performance of our operating properties and is not a performance measurement of the operations of the Company. Our non-GAAP financial measures are not intended to be regarded as alternatives to, or more meaningful than, our GAAP financial measures.
See pages 11 and 12 for a discussion of EBDT and a reconciliation of EBDT to net income (loss), pages 13 and 14 for a discussion of ATCF and a reconciliation of ATCF to net income (loss) and pages 20 and 21 for a discussion of Same Property NOI and a reconciliation of Same Property NOI to Pro-Rata NOI.

Thomas Properties Group, Inc. Supplemental Financial Information CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenues:
Rental	$7,460	$7,412	$29,693	$29,230
Tenant reimbursements	5,386	4,711	22,437	20,187
Parking and other	734	679	2,959	3,330
Investment advisory, management, leasing and development services	831	2,109	8,520	7,703
Investment advisory, management, leasing and development services- unconsolidated real estate entities	4,172	5,344	17,862	16,470
Reimbursement of property personnel costs	1,421	1,584	5,810	5,797
Condominium sales	1,578	425	7,700	14,984
Total revenues	21,582	22,264	94,981	97,701
Expenses:
Property operating and maintenance	6,205	6,390	24,589	25,049
Real estate and other taxes	1,853	1,693	7,469	6,914
Investment advisory, management, leasing and development services	2,842	4,234	12,754	12,221
Reimbursable property personnel costs	1,421	1,584	5,810	5,797
Cost of condominium sales	1,049	300	5,091	10,955
Interest	4,309	4,871	17,938	19,239
Depreciation and amortization	3,434	3,723	13,622	14,128
General and administrative	3,632	4,363	15,434	14,224
Impairment loss	8,095	4,500	8,095	4,500
Total expenses	32,840	31,658	110,802	113,027
Interest income	10	17	35	72
Equity in net income (loss) of unconsolidated real estate entities	21,889	(246)	19,951	(1,184)
Gain on sale of real estate	1,258	—	1,258	—
Income (loss) before income taxes and noncontrolling interests	11,899	(9,623)	5,423	(16,438)
Benefit for income taxes	428	774	1,429	357
Net income (loss)	12,327	(8,849)	6,852	(16,081)
Noncontrolling interests' share of net (income) loss:
Unitholders in the Operating Partnership	(3,263)	2,804	(1,500)	4,843
Partners in consolidated real estate entities	1,004	(106)	508	(234)
	(2,259)	2,698	(992)	4,609
TPGI share of net income (loss)	$10,068	$(6,151)	$5,860	$(11,472)
Income (loss) per share-basic and diluted	$0.27	$(0.18)	$0.16	$(0.34)
Weighted average common shares-basic	36,647,394	35,041,770	36,619,558	33,684,101
Weighted average common shares-diluted	36,865,327	35,041,770	36,865,286	33,684,101

Thomas Properties Group, Inc. Supplemental Financial Information CONSOLIDATED BALANCE SHEETS (in thousands)

	December 31, 2011	December 31, 2010		December 31, 2011	December 31, 2010
	(unaudited)	(audited)		(unaudited)	(audited)
ASSETS			LIABILITIES AND EQUITY
Investments in real estate:			Liabilities:
Operating properties, net	$265,202	$265,565	Mortgage and other secured loans	$289,523	$299,261
Land improvements—development properties	80,254	96,635	Accounts payable and other liabilities	18,172	14,143
	345,456	362,200	Unrecognized tax benefits	14,012	14,412
Condominium units held for sale	45,217	49,827	Prepaid rent and deferred revenue	3,019	2,888
Investments in unconsolidated real estate entities	8,834	17,975	Below market rents, net	259	454
Cash and cash equivalents, unrestricted	79,320	42,346	Obligations associated with land held for sale	27	1,286
Restricted cash	10,616	13,069	Total liabilities	325,012	332,444
Rents and other receivables, net	1,903	1,754
Receivables from unconsolidated real estate entities	2,918	2,979	Equity:
Deferred rents	17,866	14,592	Stockholders’ equity:
Deferred leasing and loan costs, net	12,283	13,538	Common stock	371	369
Above market rents, net	399	617	Limited voting stock	123	123
Deferred tax asset, net of valuation allowance	13,737	13,460	Additional paid-in capital	208,473	207,953
Other assets, net	3,329	3,798	Retained deficit and dividends, including $20 and $2 of other comprehensive income as of December 31, 2011 and December 31, 2010, respectively	(55,472)	(60,790)
Assets associated with land held for sale	1,107	4,080	Total stockholders’ equity	153,495	147,655
Total assets	$542,985	$540,235	Noncontrolling interests:
			Unitholders in the Operating Partnership	52,983	51,478
			Partners in consolidated real estate entities	11,495	8,658
			Total noncontrolling interests	64,478	60,136
			Total equity	217,973	207,791
			Total liabilities and equity	$542,985	$540,235

Thomas Properties Group, Inc.
Supplemental Financial Information
UNCONSOLIDATED REAL ESTATE ENTITIES STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)
The following are the combined statements of operations of our unconsolidated real estate entities for the three and twelve months ended December 31, 2011 and 2010.

	Three months ended		Twelve months ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenues:
Rental	$39,606	$41,109	$163,034	$166,362
Tenant reimbursements	22,233	18,881	82,898	79,064
Parking and other	7,329	6,115	27,493	25,770
Total revenues	69,168	66,105	273,425	271,196
Expenses:
Property operating and maintenance	28,832	26,453	105,521	103,788
Real estate and other taxes	8,967	6,119	34,283	33,235
Interest	24,857	24,161	98,287	91,158
Depreciation and amortization	25,498	23,791	98,982	96,835
Impairment loss	12,600	—	17,586	—
Total expenses	100,754	80,524	354,659	325,016
Loss from continuing operations	(31,586)	(14,419)	(81,234)	(53,820)
Gain on extinguishment of debt	—	—	—	4,167
Interest income	11	18	52	72
Discontinued operations:
Net income (loss) from discontinued operations before gains on disposition of real estate and extinguishment of debt and impairment loss	396	(196)	(1,079)	(11,683)
Gain on disposition of real estate	99,373	—	99,373	—
Gain on early extinguishment of debt	—	6,618	6,661	9,528
Impairment loss	(7,773)	—	(7,773)	—
Net income (loss)	$60,421	$(7,979)	$16,000	$(51,736)
TPGI share of equity in net income (loss) of unconsolidated real estate entities	$21,889	$(246)	$19,951	$(1,184)

Thomas Properties Group, Inc.
Supplemental Financial Information
UNCONSOLIDATED REAL ESTATE ENTITIES BALANCE SHEETS
(in thousands)
(unaudited)
The following are the combined balance sheets of our unconsolidated real estate entities as of December 31, 2011 and 2010.

	December 31, 2011	December 31, 2010
ASSETS
Investments in real estate, net	$1,830,868	$1,884,687
Cash and cash equivalents, unrestricted	24,583	29,669
Restricted cash	23,450	25,068
Rents and other receivables, net	3,850	2,909
Above market rents, net	5	104
Deferred rents	82,187	79,400
Deferred leasing and loan costs, net	98,213	112,134
Other assets	5,585	5,133
Assets associated with real estate held for disposition	72,652	364,064
Total assets	$2,141,393	$2,503,168

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$1,680,881	$1,649,866
Accounts and interest payable and other liabilities	76,747	73,722
Below market rents, net	34,305	47,455
Liabilities associated with real estate held for disposition	42,141	304,218
Total liabilities	1,834,074	2,075,261
Equity	307,319	427,907
Total liabilities and equity	$2,141,393	$2,503,168

Thomas Properties Group, Inc.
Supplemental Financial Information
PRO-RATA CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)
(in thousands)
(unaudited)
The following are the pro-rata consolidated statements of operations of TPGI for the three months ended December 31, 2011 and 2010, including reconciliation from the consolidated statements of operations to the pro-rata consolidated statements of operations.

	For the three months ended December 31, 2011			For the three months ended December 31, 2010
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$7,460	$5,602	$13,062	$7,412	$5,759	$13,171
Tenant reimbursements	5,386	2,761	8,147	4,711	2,169	6,880
Parking and other	734	873	1,607	679	734	1,413
Investment advisory, management, leasing and development services	831	—	831	2,109	—	2,109
Investment advisory, management, leasing and development services- unconsolidated real estate entities	4,172	108	4,280	5,344	102	5,446
Reimbursement of property personnel costs	1,421	—	1,421	1,584	—	1,584
Condominium sales	1,578	—	1,578	425	—	425
Total revenues	21,582	9,344	30,926	22,264	8,764	31,028
Expenses:
Property operating and maintenance	6,205	3,436	9,641	6,390	3,485	9,875
Real estate and other taxes	1,853	1,194	3,047	1,693	770	2,463
Investment advisory, management, leasing and development services	2,842	—	2,842	4,234	—	4,234
Reimbursable property personnel costs	1,421	—	1,421	1,584	—	1,584
Cost of condominium sales	1,049	—	1,049	300	—	300
Interest	4,309	2,849	7,158	4,871	2,774	7,645
Depreciation and amortization	3,434	2,787	6,221	3,723	2,433	6,156
General and administrative	3,632	—	3,632	4,363	—	4,363
Impairment loss	8,095	3,150	11,245	4,500	—	4,500
Total expenses	32,840	13,416	46,256	31,658	9,462	41,120
Gain on sale of real estate	1,258	—	1,258	—	—	—
Interest income	10	145	155	17	70	87
Equity in net income (loss) of unconsolidated real estate entities	21,889	(21,889)	—	(246)	246	—
Income associated with real estate held for disposition	—	25,816	25,816	—	382	382
Income (loss) before income taxes and noncontrolling interests	11,899	—	11,899	(9,623)	—	(9,623)
Benefit for income taxes	428	—	428	774	—	774
Net income (loss)	12,327	—	12,327	(8,849)	—	(8,849)
Noncontrolling interests' share of net (income) loss:
Unitholders in the Operating Partnership	(3,263)	—	(3,263)	2,804	—	2,804
Partners in consolidated real estate entities	1,004	—	1,004	(106)	—	(106)
	(2,259)	—	(2,259)	2,698	—	2,698
TPGI share of net income (loss)	$10,068	$—	$10,068	$(6,151)	$—	$(6,151)

Thomas Properties Group, Inc.
Supplemental Financial Information
PRO-RATA CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)
(in thousands)
(unaudited)
The following are the pro-rata consolidated statements of operations of TPGI for the twelve months ended December 31, 2011 and 2010, including reconciliation from the consolidated statements of operations to the pro-rata consolidated statements of operations.

	For the twelve months ended December 31, 2011			For the twelve months ended December 31, 2010
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$29,693	$22,470	$52,163	$29,230	$26,790	$56,020
Tenant reimbursements	22,437	9,783	32,220	20,187	11,139	31,326
Parking and other	2,959	3,190	6,149	3,330	3,856	7,186
Investment advisory, management, leasing and development services	8,520	—	8,520	7,703	—	7,703
Investment advisory, management, leasing and development services- unconsolidated real estate entities	17,862	432	18,294	16,470	409	16,879
Reimbursement of property personnel costs	5,810	—	5,810	5,797	—	5,797
Condominium sales	7,700	—	7,700	14,984	—	14,984
Total revenues	94,981	35,875	130,856	97,701	42,194	139,895
Expenses:
Property operating and maintenance	24,589	12,479	37,068	25,049	14,857	39,906
Real estate and other taxes	7,469	4,417	11,886	6,914	4,631	11,545
Investment advisory, management, leasing and development services	12,754	—	12,754	12,221	—	12,221
Reimbursable property personnel costs	5,810	—	5,810	5,797	—	5,797
Cost of condominium sales	5,091	—	5,091	10,955	—	10,955
Interest	17,938	11,309	29,247	19,239	11,611	30,850
Depreciation and amortization	13,622	10,820	24,442	14,128	12,296	26,424
General and administrative	15,434	—	15,434	14,224	—	14,224
Impairment loss	8,095	3,150	11,245	4,500	—	4,500
Total expenses	110,802	42,175	152,977	113,027	43,395	156,422
Gain on sale of real estate	1,258	—	1,258	—	—	—
Gain on extinguishment of debt	—	—	—	—	894	894
Interest income	35	537	572	72	286	358
Equity in net income (loss) of unconsolidated real estate entities	19,951	(19,951)	—	(1,184)	1,184	—
Income (loss) associated with real estate held for disposition	—	25,714	25,714	—	(1,163)	(1,163)
Income (loss) before income taxes and noncontrolling interests	5,423	—	5,423	(16,438)	—	(16,438)
Benefit for income taxes	1,429	—	1,429	357	—	357
Net income (loss)	6,852	—	6,852	(16,081)	—	(16,081)
Noncontrolling interests' share of net (income) loss:
Unitholders in the Operating Partnership	(1,500)	—	(1,500)	4,843	—	4,843
Partners in consolidated real estate entities	508	—	508	(234)	—	(234)
	(992)	—	(992)	4,609	—	4,609
TPGI share of net income (loss)	$5,860	$—	$5,860	$(11,472)	$—	$(11,472)

Thomas Properties Group, Inc.
Supplemental Financial Information
PRO-RATA CONSOLIDATED BALANCE SHEETS (NON-GAAP)
(in thousands)
(unaudited)
The following are the pro-rata consolidated balance sheets of TPGI as of December 31, 2011 and 2010, including reconciliation from the consolidated balance sheets to the pro-rata consolidated balance sheets.

	December 31, 2011			December 31, 2010
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
ASSETS
Investments in real estate, net	$345,456	$174,681	$520,137	$362,200	$170,592	$532,792
Investments in unconsolidated real estate entities	8,834	(8,834)	—	17,975	(17,975)	—
Condominium units held for sale	45,217	—	45,217	49,827	—	49,827
Cash and cash equivalents, unrestricted	79,320	3,639	82,959	42,346	6,294	48,640
Restricted cash	10,616	2,453	13,069	13,069	3,100	16,169
Rents and other receivables, net	4,821	898	5,719	4,733	649	5,382
Above market rents, net	399	—	399	617	11	628
Deferred rents	17,866	9,593	27,459	14,592	9,377	23,969
Deferred leasing and loan costs, net	12,283	10,643	22,926	13,538	14,522	28,060
Deferred tax asset, net of valuation allowance	13,737	—	13,737	13,460	—	13,460
Other assets	3,329	692	4,021	3,798	624	4,422
Assets associated with real estate held for disposition	1,107	17,568	18,675	4,080	89,302	93,382
Total assets	$542,985	$211,333	$754,318	$540,235	$276,496	$816,731

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$289,523	$190,488	$480,011	$299,261	$190,559	$489,820
Accounts payable and other liabilities	18,172	4,901	23,073	14,143	4,802	18,945
Unrecognized tax benefits	14,012	—	14,012	14,412	—	14,412
Below market rents, net	259	2,990	3,249	454	3,713	4,167
Prepaid rent and deferred revenue	3,019	2,461	5,480	2,888	1,534	4,422
Liabilities associated with real estate held for disposition	27	10,493	10,520	1,286	75,888	77,174
Total liabilities	325,012	211,333	536,345	332,444	276,496	608,940
Noncontrolling interests	64,478	—	64,478	60,136	—	60,136
Total stockholders' equity	153,495	—	153,495	147,655	—	147,655
Total liabilities and equity	$542,985	$211,333	$754,318	$540,235	$276,496	$816,731

Thomas Properties Group, Inc.
Supplemental Financial Information
EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND TAXES (EBDT) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We use EBDT as a supplemental performance measure. EBDT excludes the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes in occupancy, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs; and EBDT provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists our management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.
Reconciliation of Net Income (Loss) to EBDT:

	For the three months ended December 31, 2011				For the three months ended December 31, 2010
		Plus Unconsolidated Investments at Pro-Rata				Plus Unconsolidated Investments at Pro-Rata
	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata
Net income (loss)	$10,068	$—	$—	$10,068	$(6,151)	$—	$—	$(6,151)
Income tax benefit	(428)	—	—	(428)	(774)	—	—	(774)
Noncontrolling interests - unitholders in the Operating Partnership	3,263	—	—	3,263	(2,804)	—	—	(2,804)
Depreciation and amortization	3,434	2,787	248	6,469	3,723	2,433	281	6,437
Amortization of loan costs	170	80	36	286	203	251	30	484
EBDT	$16,507	$2,867	$284	$19,658	$(5,803)	$2,684	$311	$(2,808)
TPGI share of EBDT (1)	$12,326	$2,141	$212	$14,679	$(4,168)	$1,928	$223	$(2,017)

EBDT per share - basic				$0.40				$(0.06)
EBDT per share - diluted				$0.40				$(0.06)

Weighted average common shares outstanding - basic				36,647,394				35,041,770
Weighted average common shares outstanding - diluted				36,865,327				35,041,770

(1) Based on an interest in our operating partnership of 74.67% and 71.83% for the three months ended December 31, 2011 and 2010, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND TAXES (EBDT) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We use EBDT as a supplemental performance measure. EBDT excludes the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes in occupancy, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs; and EBDT provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists our management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.
Reconciliation of Net Income (Loss) to EBDT:

	For the twelve months ended December 31, 2011				For the twelve months ended December 31, 2010
		Plus Unconsolidated Investments at Pro-Rata				Plus Unconsolidated Investments at Pro-Rata
	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata
Net income (loss)	$5,860	$—	$—	$5,860	$(11,472)	$—	$—	$(11,472)
Income tax benefit	(1,429)	—	—	(1,429)	(357)	—	—	(357)
Noncontrolling interests - unitholders in the Operating Partnership	1,500	—	—	1,500	(4,843)	—	—	(4,843)
Depreciation and amortization	13,622	10,820	1,846	26,288	14,128	12,296	3,303	29,727
Amortization of loan costs	750	311	116	1,177	897	588	130	1,615
EBDT	$20,303	$11,131	$1,962	$33,396	$(1,647)	$12,884	$3,433	$14,670
TPGI share of EBDT (1)	$15,168	$8,316	$1,466	$24,950	$(1,169)	$9,141	$2,436	$10,408

EBDT per share - basic				$0.68				$0.31
EBDT per share - diluted				$0.68				$0.31

Weighted average common shares outstanding - basic				36,619,558				33,684,101
Weighted average common shares outstanding - diluted				36,865,286				33,949,968

(1) Based on an interest in our operating partnership of 74.71% and 70.95% for the twelve months ended December 31, 2011 and 2010, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
AFTER TAX CASH FLOW (ATCF) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustments to rental revenue to reflect the fair market value of rent; and viii) gain from extinguishment of debt. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).
Reconciliation of Net Income (Loss) to ATCF:

	For the three months ended December 31, 2011				For the three months ended December 31, 2010
		Plus Unconsolidated Investments at Pro-Rata				Plus Unconsolidated Investments at Pro-Rata
	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata
Net income (loss)	$10,068	$—	$—	$10,068	$(6,151)	$—	$—	$(6,151)
Income tax benefit	(428)	—	—	(428)	(774)	—	—	(774)
Noncontrolling interests - unitholders in the Operating Partnership	3,263	—	—	3,263	(2,804)	—	—	(2,804)
Depreciation and amortization	3,434	2,787	248	6,469	3,723	2,433	281	6,437
Amortization of loan costs	170	80	36	286	203	251	30	484
Non-cash compensation expense	238	—	—	238	205	—	—	205
Straight-line rent adjustments	20	2	(26)	(4)	(775)	(105)	(189)	(1,069)
Adjustments to reflect the fair market value of rent	7	(254)	4	(243)	1	(252)	17	(234)
Impairment loss	8,095	3,150	1,943	13,188	4,500	—	—	4,500
Gain on extinguishment of debt	—	—	(1,297)	(1,297)	—	—	(331)	(331)
Gain on foreclosure of real estate	—	—	(7,506)	(7,506)	—	—	—	—
ATCF before income taxes	$24,867	$5,765	$(6,598)	$24,034	$(1,872)	$2,327	$(192)	$263

TPGI share of ATCF before income taxes (1)	$18,568	$4,305	$(4,927)	$17,946	$(1,345)	$1,671	$(138)	$188
TPGI income tax expense-current	(64)	—	—	(64)	(494)	—	—	(494)
TPGI share of ATCF	$18,504	$4,305	$(4,927)	$17,882	$(1,839)	$1,671	$(138)	$(306)

ATCF per share - basic				$0.49				$(0.01)
ATCF per share - diluted				$0.49				$(0.01)

Weighted average common shares outstanding - basic				36,647,394				35,041,770
Weighted average common shares outstanding - diluted				36,865,327				35,041,770

(1) Based on an interest in our operating partnership of 74.67% and 71.83% for the three months ended December 31, 2011 and 2010, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
AFTER TAX CASH FLOW (ATCF) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustments to rental revenue to reflect the fair market value of rent; and viii) gain from extinguishment of debt. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).
Reconciliation of Net Income (Loss) to ATCF:

	For the twelve months ended December 31, 2011				For the twelve months ended December 31, 2010
		Plus Unconsolidated Investments at Pro-Rata				Plus Unconsolidated Investments at Pro-Rata
	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata
Net income (loss)	$5,860	$—	$—	$5,860	$(11,472)	$—	$—	$(11,472)
Income tax benefit	(1,429)	—	—	(1,429)	(357)	—	—	(357)
Noncontrolling interests - unitholders in the Operating Partnership	1,500	—	—	1,500	(4,843)	—	—	(4,843)
Depreciation and amortization	13,622	10,820	1,846	26,288	14,128	12,296	3,303	29,727
Amortization of loan costs	750	311	116	1,177	897	588	130	1,615
Non-cash compensation expense	898	—	—	898	672	—	—	672
Straight-line rent adjustments	(150)	(215)	(282)	(647)	(1,842)	(636)	(555)	(3,033)
Adjustments to reflect the fair market value of rent	23	(1,094)	49	(1,022)	2	(1,109)	7	(1,100)
Impairment loss	8,095	3,150	1,943	13,188	4,500	—	—	4,500
Gain on extinguishment of debt	—	—	(1,630)	(1,630)	—	(895)	(1,058)	(1,953)
Gain on foreclosure of real estate	—	—	(7,506)	(7,506)	—	—	—	—
ATCF before income taxes	$29,169	$12,972	$(5,464)	$36,677	$1,685	$10,244	$1,827	$13,756

TPGI share of ATCF before income taxes (1)	$21,792	$9,691	$(4,082)	$27,401	$1,195	$7,268	$1,296	$9,759
TPGI income tax expense-current	(221)	—	—	(221)	(639)	—	—	(639)
TPGI share of ATCF	$21,571	$9,691	$(4,082)	$27,180	$556	$7,268	$1,296	$9,120

ATCF per share - basic				$0.74				$0.27
ATCF per share - diluted				$0.74				$0.27

Weighted average common shares outstanding - basic				36,619,558				33,684,101
Weighted average common shares outstanding - diluted				36,865,286				33,949,968
(1) Based on an interest in our operating partnership of 74.71% and 70.95% for the twelve months ended December 31, 2011 and 2010, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES
(in thousands)
(unaudited)

Three months ended December 31, 2011	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of revenues:
Consolidated real estate entities	$491	$66	$177	$69	$803
Unconsolidated real estate entities	2,332	767	315	1,383	4,797
Managed properties	483	152	106	89	830
Total investment advisory, management, leasing and development services revenue	$3,306	$985	$598	$1,541	6,430
Investment advisory, management, leasing and development services expenses					(2,842)
Net investment advisory, management, leasing and development services income					$3,588

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$6,430
Elimination of intercompany fee revenues					(1,427)
Investment advisory, management, leasing and development services revenue, as reported					$5,003

Three months ended December 31, 2010
Source of revenues:
Consolidated real estate entities	$375	$20	$483	$132	$1,010
Unconsolidated real estate entities	2,329	328	2,108	2,333	7,098
Managed properties	367	523	84	141	1,115
Total investment advisory, management, leasing and development services revenue	$3,071	$871	$2,675	$2,606	9,223
Investment advisory, management, leasing and development services expenses					(4,234)
Net investment advisory, management, leasing and development services income					$4,989

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$9,223
Elimination of intercompany fee revenues					(1,770)
Investment advisory, management, leasing and development services revenue, as reported					$7,453

Thomas Properties Group, Inc.
Supplemental Financial Information
INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES
(in thousands)
(unaudited)

Twelve months ended December 31, 2011	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of revenues:
Consolidated real estate entities	$1,740	$190	$679	$271	$2,880
Unconsolidated real estate entities	9,461	1,522	4,242	5,647	20,872
Managed properties	1,778	1,126	942	4,502	8,348
Total investment advisory, management, leasing and development services revenue	$12,979	$2,838	$5,863	$10,420	32,100
Investment advisory, management, leasing and development services expenses					(12,754)
Net investment advisory, management, leasing and development services income					$19,346

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$32,100
Elimination of intercompany fee revenues					(5,718)
Investment advisory, management, leasing and development services revenue, as reported					$26,382

Twelve months ended December 31, 2010
Source of revenues:
Consolidated real estate entities	$1,537	$297	$672	$469	$2,975
Unconsolidated real estate entities	9,597	712	3,936	6,457	20,702
Managed properties	1,622	4,186	413	489	6,710
Total investment advisory, management, leasing and development services revenue	$12,756	$5,195	$5,021	$7,415	30,387
Investment advisory, management, leasing and development services expenses					(12,221)
Net investment advisory, management, leasing and development services income					$18,166

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$30,387
Elimination of intercompany fee revenues					(6,214)
Investment advisory, management, leasing and development services revenue, as reported					$24,173

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA
Our Operating Properties

			As of December 31, 2011			TPGI Share (1) (in thousands except square footage)
	Location		Rentable Square Feet (2)	Percent Leased	TPGI Percentage Interest	Rentable Square Feet	Twelve Months Ended December 31, 2011 Adjusted Historical NOI - Cash Basis (3)	Current Annualized NOI (4)	Pro-Forma Annualized NOI at 95% Occupancy (5)	Currently Committed Leasing Capital Costs (6)	Estimated Incremental Leasing Capital Costs (6)	Net Current Assets	Loan Balance at December 31, 2011
Consolidated Operating Properties:
One Commerce Square	Philadelphia, PA		942,866	95.9%	100.0%	942,866	$12,066	$16,085	$15,941	$(1,140)	$—	$—	$132,813	(7)
Two Commerce Square	Philadelphia, PA		953,276	77.7	100.0	953,276	12,934	9,908	12,712	(903)	(9,070)	—	109,876	(7)
Four Points Centre (Office)	Austin, TX		192,062	28.6	100.0	192,062	(376)	(66)	1,881	15	(6,121)	—	23,908	(8)
Four Points Centre (Retail) (9)	Austin, TX		6,600	—	100.0	6,600	(12)	(37)	149	—	(188)	—	—
Subtotal Consolidated Operating Properties			2,094,804	81.1		2,094,804	24,612	25,890	30,683	(2,028)	(15,379)	—	266,597

Joint Venture Operating Properties
2121 Market Street	Philadelphia, PA		154,959	98.2	50.0	77,480	1,426	1,657	1,603	—	—	249	8,905

TPG/CalSTRS Joint Venture:
City National Plaza	Los Angeles, CA	0.882	2,496,084	88.2	7.9	198,127	3,228	3,863	4,173	(597)	(945)	(607)	29,349
Reflections I	Reston, VA	—	123,546	—	25.0	30,887	(158)	(123)	660	—	(1,995)	59	5,241
Reflections II	Reston, VA	1	64,253	100.0	25.0	16,063	329	333	316	—	—	251	2,183
San Felipe Plaza	Houston, TX		980,472	84.7	25.0	245,118	2,905	3,298	3,813	(169)	(1,005)	(1,340)	27,500
Brookhollow Central I, II, and III (10)	Houston, TX		806,004	68.2	25.0	201,501	1,009	1,329	2,191	(77)	(4,695)	(24)	9,563
CityWestPlace	Houston, TX		1,473,020	99.0	25.0	368,255	5,615	6,326	6,070	(72)	—	(35)	53,868
Fair Oaks Plaza	Fairfax, VA		179,688	86.6	25.0	44,922	719	766	853	(96)	(170)	3	11,075
Subtotal TPG/CalSTRS Joint Venture			6,123,067	85.9		1,104,873	13,647	15,792	18,076	(1,011)	(8,810)	(1,693)	138,779

Austin Portfolio:
Frost Bank Tower	Austin, TX		535,078	94.7	6.3	33,442	730	866	869	(4)	(6)	(347)	9,375
300 West 6th Street	Austin, TX		454,225	74.1	6.3	28,389	495	498	658	(29)	(355)	(258)	7,938
San Jacinto Center	Austin, TX		410,248	81.1	6.3	25,641	277	453	542	(10)	(214)	(202)	6,313
One Congress Plaza	Austin, TX		518,385	89.6	6.3	32,399	535	596	638	(39)	(104)	(352)	8,000
One American Center	Austin, TX		503,951	65.6	6.3	31,497	297	226	439	(17)	(555)	(174)	7,500
Stonebridge Plaza II	Austin, TX		192,864	90.2	6.3	12,054	163	170	180	(19)	(17)	(104)	2,344
Research Park Plaza I and II	Austin, TX		271,882	95.5	6.3	16,993	319	341	339	(3)	—	(66)	3,219
Westech 360 I-IV	Austin, TX		175,529	67.5	6.3	10,971	44	86	128	(33)	(84)	(40)	7,762	(11)
Park Centre	Austin, TX		203,193	82.4	6.3	12,700	87	82	104	(31)	(45)	(52)	—	(11)
Great Hills Plaza	Austin, TX		139,252	79.2	6.3	8,703	63	77	95	(23)	(37)	(33)	—	(11)
Subtotal Austin Portfolio			3,404,607	82.3		212,789	3,010	3,395	3,992	(208)	(1,417)	(1,628)	52,451
Total / Average			11,777,437	84.2%		3,489,946	$42,695	$46,734	$54,354	$(3,247)	$(25,606)	$(3,072)	$466,732

Footnotes on following page.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Footnotes to Portfolio Data on previous page:

(1)	TPGI share information set forth in the table on the previous page is calculated by multiplying the applicable data for each property by our percentage ownership of each property.

(2)	For purposes of the table on the previous page, both on-site and off-site parking is excluded. Total portfolio square footage includes office properties and mixed-use space (including retail).

(3)	Adjusted historical net operating income - cash basis represents the sum of (in thousands):

Twelve
Months Ended
December 31, 2011
Pro-Rata Consolidated:	(in thousands)
Rental, tenant reimbursements, and parking and other revenue	$90,532
Property operating and maintenance expenses and real estate taxes	(48,954)
Net Operating Income	41,578
Adjustments:
Straight line and other GAAP rent adjustments	(1,572)
Free rent granted and termination fees earned for the period	1,284
Net operating loss from Green Fund	36
Net operating loss from development properties	1,889
Net operating income from discontinued operations	1,036
Elimination of intercompany revenues and expenses	(1,518)
Other (revenue)/expenses	(38)
Adjusted Historical Net Operating Income - Cash Basis	$42,695

(4)
Current annualized net operating income represents the sum of i) pro-rata net operating income for the month of January 2012, annualized; and ii) the annual straight-line rent adjustment for existing leases which were in place as of December 31, 2011, calculated as if the leases began on December 31, 2011.

(5)
For properties that are less than 95% leased, pro-forma annualized net operating income represents the sum of i) current annualized net operating income, and ii) an upward adjustment to net operating income based on current market rent to achieve 95% occupancy.  For properties that are more than 95% leased, pro-forma annualized net operating income represents the sum of i) current annualized net operating income, and ii) a downward adjustment to net operating income based on average in place rent to achieve 95% occupancy.

(6)
Currently committed leasing capital costs represent existing contractual obligations for tenant improvement and leasing commission costs for leases in place as of December 31, 2011. Estimated incremental leasing capital costs represents capital expenditures, including tenant improvements and leasing commissions, expected to be spent to achieve 95% occupancy.

(7)
Brandywine Realty Trust ("BDN") has a preferred equity position in the partnerships that own Commerce Square, which were previously wholly-owned by TPG. BDN will contribute a total of $25 million of preferred equity to the partnerships, of which $6.5 million has been contributed as of December 31, 2011, with the balance to be contributed by December 31, 2012. The preferred equity, which earns a preferred return of 9.25%, will be invested in a value-enhancement program designed to increase rental rates and occupancy at Commerce Square. The preferred equity balances as of December 31, 2011, including accrued preferred return, of $4.3 million and $2.8 million have been added to the loan balances of each of One Commerce Square and Two Commerce Square, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

(8)	An additional $6.8 million may be borrowed under this loan.

(9)	Subsequent to December 31, 2011, we completed the sale of a 4,800 square feet retail building at Four Points Centre.

(10)	Subsequent to December 31, 2011, the Brookhollow Central I, II, and III buildings were sold.

(11)
Our Austin Portfolio bank term loan is secured by three of our Austin, Texas properties on a first mortgage basis and seven of our remaining Austin properties provide secondary equity pledges. Our pro-rata share of the obligation is $7.8 million, which is reflected entirely on the Westech 360 I-IV line. See footnote 2 on page 27 for discussions of the senior priority financing, which is senior to this term loan.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Same Property NOI is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We present this financial measure under the pro-rata consolidation method to provide supplemental information helpful to an understanding of the results of operations of our operating properties. Same Property NOI does not reflect the consolidated operations of the company, nor is it indicative of funds available to fund our cash needs. Same Property NOI also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.

Same Property NOI Comparison

	As of and for the three months ended December 31, (1)
		TPGI Share
		(in thousands except square footage)
			NOI - Cash			NOI - GAAP			Percent Leased
	Number of Properties	Rentable Square Feet	2011	2010	Percentage Change	2011	2010	Percentage Change	2011	2010	Percentage Change
Same Properties:
Consolidated Operating Properties	4	2,094,804	$5,850	$4,830	21.1%	$5,819	$5,189	12.1%	81.1%	80.6%	0.5%
Joint Venture Operating Properties	18	1,395,142	4,428	4,316	2.6	4,663	4,676	(0.3)	84.8	84.4	0.4
Total/Average	22	3,489,946	$10,278	$9,146	12.4%	$10,482	$9,865	6.3%	84.2%	83.7%	0.5%

	As of and for the twelve months ended December 31, (1)
		TPGI Share
		(in thousands except square footage)
			NOI - Cash			NOI - GAAP			Percent Leased
	Number of Properties	Rentable Square Feet	2011	2010	Percentage Change	2011	2010	Percentage Change	2011	2010	Percentage Change
Same Properties:
Consolidated Operating Properties	4	2,094,804	$24,095	$20,922	15.2%	$24,211	$22,759	6.4%	81.1%	80.6%	0.5%
Joint Venture Operating Properties	18	1,395,142	17,316	16,877	2.6	18,772	18,607	0.9	84.8	84.4	0.4
Total/Average	22	3,489,946	$41,411	$37,799	9.6%	$42,983	$41,366	3.9%	84.2%	83.7%	0.5%

(1) Excludes properties sold during the year.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Reconciliation of Same Property NOI - Cash and Same Property NOI- GAAP to Pro-Rata Consolidated NOI (in thousands):

	Three months ended December 31,		Twelve months ended December 31,
Pro-Rata Consolidated:	2011	2010	2011	2010
Rental, tenant reimbursements, and parking and other revenue	$22,816	$21,464	$90,532	$94,532
Property operating and maintenance expenses and real estate taxes	(12,688)	(12,338)	(48,954)	(51,451)
Net Operating Income	10,128	9,126	41,578	43,081

Adjustments:
Straight line and other GAAP rent adjustments	(204)	(719)	(1,572)	(3,567)
Net operating loss from Green Fund	34	97	36	445
Net operating loss from development properties	491	613	1,889	2,790
Net operating income from discontinued operations	292	291	1,036	619
Elimination of intercompany revenues and expenses	(463)	(262)	(1,518)	(2,101)
Adjustment to revenues and operating expenses for change in ownership interest in City National Plaza	—	—	—	(3,468)
Other (revenue)/expenses	—	—	(38)	—
Same Property NOI- Cash	10,278	9,146	41,411	37,799

Straight line and other GAAP rent adjustments	204	719	1,572	3,567

Same Property NOI- GAAP	$10,482	$9,865	$42,983	$41,366

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Lease Expirations
The following table presents a summary of lease expirations for our portfolio for leases in place at December 31, 2011, plus available space. This table assumes that none of the tenants exercise renewal options or early termination rights, if any, at or prior to the scheduled expirations. Annualized net rent is based on the current net rent per leased square foot and excludes the effect of GAAP deferred rent adjustments and parking and other revenues.

TPGI Share of Consolidated and Unconsolidated Properties' Lease Expirations
Year	Rentable Square Feet of Expiring Leases	Percentage of Aggregate Square Feet	Current Annualized Net Rent Per Leased Square Foot	Annualized Net Rent Per Leased Square Foot at Expiration
Vacant	603,364	17.3%	$—	$—
2012	187,750	5.4%	16.91	16.96
2013	292,084	8.4%	17.42	17.91
2014	318,840	9.1%	16.04	16.79
2015	484,173	13.9%	16.76	17.86
2016	149,075	4.3%	15.96	19.72
2017	362,297	10.4%	15.56	18.50
2018	122,454	3.5%	15.38	21.07
2019	75,613	2.2%	16.30	20.46
2020	399,317	11.4%	12.87	21.71
2021	249,519	7.1%	14.82	19.37
Thereafter	245,460	7.0%	11.73	19.55
Total/Weighted Average	3,489,946	100.0%	$15.36	$18.88

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Lease Activity

	TPGI Share
	For the Three Months Ended
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Retention (square feet):
Renewals	104,131	13,842	43,100	44,624	127,607
Leases expired	148,700	25,716	63,141	79,920	164,862
Retention %	70.0%	53.8%	68.3%	55.8%	77.4%
All Leases Signed (square feet)	132,270	50,414	92,032	73,202	181,453
Weighted Average Lease Term (years):	8.0	6.1	8.0	6.6	10.8
Weighted Average Free Rent Term (months):	3.2	2.8	7.8	6.0	3.3
Total Capital Costs Committed (per square foot per lease year) (1):
New leases	$7.12	$7.01	$4.55	$7.20	$7.27
Renewals	$3.83	$2.77	$2.13	$4.05	$2.82
Combined	$6.97	$6.16	$2.59	$5.28	$3.31

Quarterly Leasing Spread:
Leases Subject to Comparison (square feet)	85,438	35,703	86,708	54,719	178,244
New Leases/Expansions:
Cash Rent Change
Expiring Rate	$10.54	$14.32	$18.26	$18.58	$18.52
New Rate (2)	$15.42	$21.27	$16.51	$17.87	$19.63
Increase (decrease) %	46.3%	48.5%	(9.6)%	(3.8)%	6.0%
GAAP Rent Change
Expiring Rate	$9.89	$13.25	$17.4	$18.27	$17.64
New Rate	$12.75	$21.62	$18.43	$17.93	$21.43
Increase (decrease) %	28.9%	63.2%	5.9%	(1.9)%	21.5%
Renewals:
Cash Rent Change
Expiring Rate	$25.46	$16.74	$15.00	$20.23	$13.45
New Rate (2)	$27.18	$17.72	$14.04	$20.39	$12.42
Increase (decrease) %	6.8%	5.9%	(6.4)%	0.8%	(7.7)%
GAAP Rent Change
Expiring Rate	$19.10	$16.01	$13.68	$19.29	$13.29
New Rate	$16.96	$17.80	$19.2	$21.29	$15.72
Increase (decrease) %	(11.2)%	11.2%	40.4%	10.4%	18.3%
Combined:
Cash Rent Change:
Expiring Rate	$12.06	$15.21	$15.83	$19.94	$13.94
New Rate (2)	$16.61	$20.09	$14.70	$19.93	$13.10
Increase (decrease) %	37.7%	32.1%	(7.1)%	(0.1)%	(6.0)%
GAAP Rent Change:
Expiring Rate	$10.82	$14.27	$14.63	$19.11	$13.71
New Rate	$13.18	$20.35	$19.00	$20.67	$16.26
Increase (decrease) %	21.8%	42.6%	29.9%	8.2%	18.6%
(1) Includes tenant improvements and leasing commissions. (2) Represents initial cash net rent per square foot.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
 ($ in thousands except for average amounts)
Our Development Properties

					Actual/Projected Entitlements			TPGI Share as of December 31, 2011
	Location	TPGI Percentage Interest	Number of Acres	Potential Property Types	Square Feet	Units	Status of Entitlements	Costs Incurred to Date	Average Cost Per Square Foot	Loan Balance
Pre-Development
Campus El Segundo (1)	El Segundo, CA	100%	23.9	Office/Retail/R&D/Hotel	1,700,000		Entitled	$57,177	$33.63	$14,500
Four Points Centre	Austin, TX	100	252.5	Office/Retail/R&D/Hotel	1,680,000		Entitled	18,149	10.80	—
2100 JFK Boulevard	Philadelphia, PA	100	0.7	Office/Retail/R&D/Hotel	366,000		Entitled	4,860	13.28	—
CityWestPlace land	Houston, TX	25	25.0	Office/Retail/Residential	1,500,000		Entitled	5,336	14.23	—
					5,246,000			$85,522	$19.35	$14,500
Fee Services
Universal Village (2)	Los Angeles, CA	NA	124.0	Residential/Retail	180,000	2,937	Pending
Wilshire Grand (3)	Los Angeles, CA	NA	2.7	Office/Retail/Residential/Hotel	2,500,000	100	Entitled
					7,926,000	3,037

Condominium Units Held for Sale					As of December 31, 2011
	Location	TPGI Percentage Interest		Description	Number of Units Sold To Date	Total Square Feet Sold To Date	Average Sales Price Per Square Foot Sold To Date	Number of Units Remaining To Be Sold (5)	Total Square Feet Remaining To Be Sold	List Price Per Square Foot to Be Sold		Book Carrying Value	Loan Balance
Murano	Philadelphia, PA	73%	(4)	43-story for-sale condominium project containing 302 units. Certificates of occupancy received for 100% of units	234	262,810	$515	68	88,515	$547 to $1,747	(6)	$45,217	$15,474

(1)
We have completed infrastructure improvements to our Campus El Segundo development site, including installing underground utilities, rough grading, and streetscape improvements. The first phase of development is anticipated to include a 225,000 square foot, six-story Class A office building and parking structure to be constructed on 2.7 acres, which we are currently marketing to prospective tenants.

(2)
We have been engaged by NBC Universal to entitle and master plan their Universal Studios Hollywood backlot on which we have a right of first offer (ROFO) to develop approximately 124 acres for residential and related retail and community-serving uses. We are pursuing environmental clearance and governmental approvals for approximately 2,937 residential units and 180,000 square feet of retail and community-serving space. Upon successful completion of the entitlement process and our exercise of the ROFO, it is anticipated this project will be developed in phases over several years, subject to market conditions.

(3)
We were engaged by Korean Air to entitle and master plan a 2.7 acre site in downtown Los Angeles for 2.5 million square feet of development that consists of office, hotel, residential and retail uses. On March 29, 2011, we secured final Los Angeles City Council approval of the entitlement package, which allows Korean Air to redevelop the full city block site.

(4)	After full repayment of the Murano construction loan, which has a balance of $15.5 million at December 31, 2011, net proceeds from the project will be distributed, to the extent available, as follows:

i.	First, to TPGI as repayment of our first priority capital and a return on such capital, which has a balance of $12.0 million as of December 31, 2011;

ii.	Second, to TPGI and our partner equally for repayment of second priority capital and a return on such capital. TPGI's share of this tranche is $1.5 million as of December 31, 2011;

iii.	Third, the next $3.0 million to be split equally between TPGI and our partner;

iv.	Fourth, to TPGI for repayment of half of our original preferred equity contribution and a return on such capital, which has a balance of $26.9 million as of December 31, 2011;

v.	Fifth, the next $3.0 million to be split equally between TPGI and our partner;

vi.	Sixth, to TPGI for repayment of the final half of the original preferred equity contribution, which has a balance of $8.2 million as of December 31, 2011; and

vii.	Any residual amounts will be allocated to TPGI and our partner 73% and 27%, respectively.

(5)
Of the 68 units remaining to sell as of December 31, 2011, 64 units are on high-rise floors with superior views. Subsequent to December 31, 2011, we entered into a sales contract for one additional unit.

(6)	The average list price per square foot is $834.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Our Managed Properties

Managed Properties	Location	Year Built/Renovated	Rentable Square Feet	Percent Leased	Managed by TPG since
800 South Hope Street	Los Angeles, CA	1985/2000	242,176	98.5%	2000
CalEPA Headquarters	Sacramento, CA	2000	950,939	100.0	2000
1835 Market Street	Philadelphia, PA	1987	686,503	87.6	2002
816 Congress	Austin, TX	1984	433,024	77.0	2011
Austin Centre	Austin, TX	1987	360,058	78.5	2011
Total/Weighted Average			2,672,700	90.0%

Thomas Properties Group, Inc.
Supplemental Financial Information
DEBT SUMMARY
(in thousands)

	As of December 31, 2011
Mortgages and Other Loans	Interest Rate	Principal Amount	TPGI Share of Principal Amount	Maturity Date	Maturity Date at End of Extension Options
2012 Maturity Date at End of Extension Options
Research Park Plaza I and II	1.6%	$51,500	$3,219	6/9/2012	6/9/2012
Stonebridge Plaza II	1.5%	37,500	2,344	6/9/2012	6/9/2012
City National Plaza - note payable to former partner	5.8%	19,758	1,568	7/1/2012	7/1/2012
Subtotal - 2012 maturities		108,758	7,131
2013 Maturity Date at End of Extension Options
Two Commerce Square	6.3%	107,112	107,112	5/9/2013	5/9/2013
Murano mortgage loan (1)	4.1%	15,474	15,474	12/15/2013	12/15/2013
Subtotal - 2013 maturities		122,586	122,586
2014 Maturity Date at End of Extension Options
Austin Portfolio bank term loan (2)	3.5%	124,185	7,762	6/1/2013	6/1/2014
Campus El Segundo (3)	4.1%	14,500	14,500	10/31/2012	10/31/2014
Four Points Centre (4)	3.8%	23,908	23,908	7/31/2012	7/31/2014
Subtotal - 2014 maturities		162,593	46,170
2015 and Thereafter- Maturity Date at End of Extension Options
Reflections I	5.2%	20,964	5,241	4/1/2015	4/1/2015
Reflections II	5.2%	8,733	2,183	4/1/2015	4/1/2015
Brookhollow Central I, II, and III (5)	2.9%	38,250	9,563	7/21/2013	7/21/2015
One Commerce Square	5.7%	128,529	128,529	1/6/2016	1/6/2016
CityWestPlace (Buildings I & II)	6.2%	120,472	30,118	7/6/2016	7/6/2016
Fair Oaks Plaza	5.5%	44,300	11,075	2/9/2017	2/9/2017
Frost Bank Tower	6.1%	150,000	9,375	6/11/2017	6/11/2017
One Congress Plaza	6.1%	128,000	8,000	6/11/2017	6/11/2017
300 West 6th Street	6.0%	127,000	7,938	6/11/2017	6/11/2017
One American Center	6.0%	120,000	7,500	6/11/2017	6/11/2017
San Jacinto Center	6.1%	101,000	6,313	6/11/2017	6/11/2017
San Felipe Plaza	4.8%	110,000	27,500	12/1/2018	12/1/2018
CityWestPlace (Buildings III & IV)	5.0%	95,000	23,750	3/5/2020	3/5/2020
City National Plaza - senior mortgage loan	5.9%	350,000	27,781	7/1/2020	7/1/2020
2121 Market Street (6)	6.1%	17,810	8,905	8/1/2033	8/1/2033
Subtotal - 2015 and thereafter maturities		1,560,058	313,771
Total		$1,953,995	$489,658
Weighted average interest rate at December 31, 2011	5.7%

Footnotes on following page

Thomas Properties Group, Inc.
Supplemental Financial Information
DEBT SUMMARY - CONTINUED

Footnotes to Debt Summary on previous page:

In connection with some of the loans listed in the Debt Summary, our operating partnership is subject to customary non-recourse carve out obligations, in the case of consolidated assets; and TPG/CalSTRS is subject to customary non-recourse carve out obligations in the case of certain joint venture assets.

(1)
On June 21, 2011, the loan was refinanced with a new mortgage loan in the amount of $21.5 million. At closing, $19.9 million of the loan was funded, with an additional $1.4 million available for funding interest expense and $0.2 million available for leasing costs related to the retail space. The loan bears interest at the one-month LIBOR plus 3.75% and matures on December 15, 2013. On each June 30th and December 31st through and including June 30, 2013, the loan is subject to a maximum balance. On June 30, 2012, the next amortization date, we will be required to make a rebalancing payment if the outstanding principal amount plus any undisbursed commitment exceeds $12.9 million. TPG gave the lender a limited guaranty which (i) guarantees repayment of the loan in the event of certain bankruptcy events affecting the borrower, (ii) guarantees payment of the lender's damages from customary “bad boy” actions of the borrower or TPG (such as fraud,  physical waste of the property, misappropriation of funds and similar bad acts); and (iii) guarantees payment of the amount, if any, by which the loan balance at the time exceeds 80% of the bulk sale value of the collateral upon an acceleration of the loan triggered by a borrower default.

(2)
We and our partners in the Austin Portfolio funded $60 million of senior priority financing, which is senior to the Austin Portfolio bank loan. Our share of the funding was $3.8 million, and is accounted for as equity.

(3)
The loan has two one-year extension options remaining, subject to our compliance with certain covenants, with a final maturity date of October 31, 2014 if all extension options are exercised. A payment of up to $2.5 million is due at the time of each extension in order that the loan balance not exceed $12.0 million and $9.5 million at October 31, 2013 and October 31, 2014, respectively. The lender approved the first extension option which extended the loan to October 31, 2012, and in the fourth quarter of 2011, we made a $2.5 million payment related to the first extension option to reduce the principal balance. We have guaranteed this loan.

(4)
The loan has two one-year extension options at our election subject to certain conditions. As of December 31, 2011, $6.8 million is available to be drawn to fund tenant improvement costs and certain other project costs related to two office buildings. The first option to extend is subject to a 75% loan-to-value ratio and a minimum debt yield, among other things. The second option to extend is subject to a 75% loan-to-value ratio, executed leases representing at least 90% of the net rentable area, and a minimum debt yield, among other things. As required by the lender, we made a $2.0 million principal reduction due to the office buildings being less than 35% leased as of June 30, 2011. We have guaranteed completion of the tenant improvements and 46.5% of the balance of the outstanding principal balance and interest payable on the loan, which results in a maximum guarantee amount of $11.1 million as of December 31, 2011. Upon the occurrence of certain events, our maximum liability as guarantor will be reduced to 31.5% of all sums payable under this loan, and upon the occurrence of further events, our maximum liability as guarantor will be reduced to 25% of all sums payable under the loan. We have agreed to certain financial covenants on this loan as the guarantor, which we were in compliance with as of December 31, 2011. We have also provided additional collateral of approximately 62.4 acres of fully entitled unimproved land which is immediately adjacent to the office buildings.

(5)	Subsequent to December 31, 2011, the Brookhollow Central I, II, and III buildings were sold, and the mortgage loan was fully repaid.

(6)	The loan is guaranteed by our operating partnership and our co-general partner in the partnership that owns 2121 Market Street, up to a maximum amount of $3.3 million.

Thomas Properties Group, Inc.
Supplemental Financial Information
CAPITAL STRUCTURE
(in thousands, except share data)
The following is the capital structure of TPGI as of December 31, 2011:

Debt		Aggregate Principal
Mortgage and other secured loans		$289,523
Company share of unconsolidated debt		200,053
Total combined debt		$489,576

Equity	Shares/Units Outstanding	Market Value (1)
Common stock	37,094,995	$123,526
Operating partnership units (2)	12,673,265	42,202
Total common equity	49,768,260	$165,728
Total consolidated market capitalization		$455,251
Total combined market capitalization (3)		$655,304

(1)	Based on the closing price of $3.33 per share of TPGI common stock on December 31, 2011.

(2)	Includes operating partnership units and incentive units as of December 31, 2011.

(3)	Includes TPGI's share of debt of unconsolidated real estate entities.

Thomas Properties Group, Inc.
Supplemental Financial Information
OTHER INFORMATION
Principal Corporate Office
Thomas Properties Group, Inc.
515 South Flower Street
Sixth Floor
Los Angeles, CA 90071
Phone: (213) 613-1900
Fax: (213) 633-4760
www.tpgre.com

The information contained on our website is not incorporated herein by reference and does not constitute a part of this supplemental financial information.

Investor Relations	Transfer Agent and Registrar	Stock Market Listing
Diana M. Laing	Computershare Trust Company	NASDAQ: TPGI
Chief Financial Officer	P.O. Box 43078
515 South Flower Street	Providence, RI 02940-3078
Sixth Floor	Phone: (781) 575-2879
Los Angeles, CA 90071
Phone: (213) 613-1900
E-mail: dlaing@tpgre.com
Board of Directors and Executive Officers

James A. Thomas	Chairman, President and CEO
John R. Sischo	Co-Chief Operating Officer and Director
Paul S. Rutter	Co-Chief Operating Officer and General Counsel
Randall L. Scott	Executive Vice President and Director
Thomas S. Ricci	Executive Vice President
Diana M. Laing	Chief Financial Officer and Secretary
Todd L. Merkle	Chief Investment Officer
Robert D. Morgan	Senior Vice President, Accounting and Administration
R. Bruce Andrews	Director
Edward D. Fox	Director
John L. Goolsby	Director
Winston H. Hickox	Director